As Filed With the Securities and Exchange Commission on August     ,2000.
                                             Registration No.  333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           E*MACHINERY.NET, INC.
          (Exact name of Registrant as specified in its charter)

Delaware                             6770                   75-2254748
(State of Incorporation)  (Primary Standard Industrial   (I.R.S. Employer
                            Classification Code No.)   Identification Number)

               1400 Medford Plaza, Route 70 & Hartford Road
                        Medford, New Jersey  08055
       (Address of principal place of business or intended principal place of business)
                         Arthur O'Shea, President
                           E*MACHINERY.NET, INC.
               1400 Medford Plaza, Route 70 & Hartford Road
                        Medford, New Jersey  08055
                              (609) 953-7985
         (Name, address, including zip code, and telephone number)
                including area code, of agent for service)

                                 Copy to:
                           William N. Levy, Esq.
                             LEVY & LEVY, P.A.
                    Suite 309, Plaza 1000, Main Street
                        Voorhees, New Jersey 08043
                              (856) 751-9494

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box./ /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.//.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /.

                      CALCULATION OF REGISTRATION FEE

Title of Each Class    Offering Amount    Proposed Maximum      Proposed Maximum   Registration
of Securities to be    to be Registered(1)  Offering Price   Aggregate Offering       Fee
Registered                                  Per Share (1)          Price (1)
-----------------------------------------------------------------------------------------------
Common Stock, $.001      2,430,000          $1.75               $4,252,500          $1,123
par value
-----------------------------------------------------------------------------------------------


Total Registration Fee . . . . . . . . . . . . . . . . . . . $1,123

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the Registrant's fee has been calculated based on a price of $1.75 per share, the price as reported in NASD OTC Electronic Bulletin Board for the Registrant's common stock on August 4, 2000.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                   2,430,000 Shares of Common Stock


                         E*MACHINERY.NET, INC.


     The Shareholders of e*machinery.net, inc. named in this Prospectus are offering and selling up to 2,430,000 shares of Common Stock, $.001 par value, under this Prospectus. We anticipate that the selling shareholders will offer shares of Common Stock for private or public sale on the NASD OTC Electronic Bulletin Board at the prevailing market prices on the date of sale or at privately negotiated prices. The Company will not receive any part of the proceeds from such sales, but will pay all expenses of this Offering which are estimated to be $25,000.

                         ________________________

     Our common stock is traded on the NASD OTC Electronic Bulletin Board under the symbol "EMAC". On August 4, 2000 the closing price of our Common Stock was $1.75 per share as reported by the NASD OTC
Electronic Bulletin Board Automated Quotation System.
                       _________________________

     Any investment in the Common Stock offered under this Prospectus involves a high degree of risk. See "Risk Factors" commencing on Page 3.

     Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


















           The date of this Prospectus is August     , 2000.

     You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of e*machinery.net, inc. common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the shares.


                  WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC's web site at "http://www.sec.gov." In addition, we maintain a web site on the Internet at "http://www.e*machinery.net."

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the shares under this Prospectus:

1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 which was filed on April 14, 2000.
2. Form 10-QSB for the fiscal quarter ended March 31, 2000 which was filed on May 15, 2000.
3. Form 10-QSB for the fiscal quarter ended June 30, 2000 which was filed on August 14, 2000.
3.   Form 8-K/A filed on May 26, 2000.
4.   Form 8-K filed on March 29, 2000.
5.   Form 8-K/A filed on March 7, 2000.
6.   Form 8-K filed on February 17, 2000.
7.   Definitive Proxy Statement filed on March 17, 2000.
8.   Form 8-K filed on August 8, 2000.

You may request a copy of this filing, at no cost, by writing or telephoning our Secretary and Chief Financial Officer at the following address:

Kevin McAndrew, Chief Financial Officer
e*machinery.net, inc.
1400 Medford Plaza
Route 70 & Hartford Road
Medford, New Jersey 08055
 (609) 953-7985

This Prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this Prospectus. We have not authorized anyone else to provide you with different information.

The selling shareholders may not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

The Company's administrative office is located at 1400 Medford Plaza, Route 70 & Hartford Road, Medford, New Jersey, 08055, (609) 953-7985.


                      FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included in this Prospectus regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this Prospectus, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors," including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf are expressly qualified in their entirety by this paragraph.

                             RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. Please also note that there may be other risks and uncertainties not presently known to us or that we currently deem immaterial. If any of the following or such other risks actually occur, our business, financial condition or results of operations could be materially and adversely affected.

Purchase of the securities offered hereby involves a high degree of risk and must be considered a speculative investment. An investment in the securities is suitable only for persons of adequate means, who have no need for liquidity in their investment, who can afford the loss of their entire investment and who are "Institutional Investors " or who meet the accredited investor requirements of Regulation D promulgated under the Securities Act or a limited number of non-accredited investors. Prospective investors should, prior to any purchase of the Shares, carefully consider the following risk factors, as well as the other information contained in this Memorandum, attached hereto as Exhibits and incorporated by reference herein.

1. Our limited operating history makes evaluating our business difficult.

Our operating subsidiary was incorporated in November 1999.
Accordingly, we have a limited operating history upon which to evaluate our operations and future prospects. In addition, our revenue model is evolving and relies substantially upon the growth of e-commerce spending on the Internet and our ability to become a full-service Internet company. As an early stage company in a new and rapidly evolving market, we face risks and uncertainties relating to our ability to successfully implement our business plan, which are described in more detail below. We may not successfully address these risks.

2. We have not been profitable and may not become profitable, in which event our business would be adversely affected.

To date, we have not been profitable. We may never be profitable, or, if we become profitable, we may be unable to sustain profitability. We expect to continue to incur losses for the foreseeable future because we expect to continue to spend significant resources to expand our business.

3. If the demand for worldwide purchase and support services for the construction and mining industry decreases, our business will be harmed.

Our success depends in part on the increased acceptance of online business to business e-commerce, for such services has only recently begun to develop and is evolving rapidly. The market for our services may not grow and any growth may not be sustained.

4. Our success depends on our ability to attract visitors to e*machinery.net website.

In addition to our business activities in our U.S. Machinery Corp. subsidiary, our future success depends upon our ability to continue to attract and retain visitors, members, advertisers, licensees and other service related suppliers such as banks and insurance companies. If we are unable to attract these visitors, the effectiveness of our business, results of operations and financial condition would be materially adversely affected.

5.   We may face significant competition.

The market for Internet services is intensely competitive. We expect competition in our market to continue to intensify as a result of increasing market size, greater visibility of the market opportunity for Internet services and minimal barriers to entry. Industry consolidation may also increase competition. We compete with many types of companies, including both online and offline companies, search engine and other Internet portal companies, a variety of Internet-based advertising networks and other companies that facilitate the marketing of products and services on the Internet. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than we do. This may allow them to compete more effectively and be more responsive to industry and technological change than us. We may not be able to compete successfully and competitive pressures may reduce our revenues and result in increased losses or reduced profits.

6.   Our business may suffer if we are unable to retain key personnel.

Our future success is substantially dependent upon the continued service of our founders, Arthur A. O'Shea, III, Chief Executive officer, and Stuart R. Matthews, Vice President, and other executive officers. The loss of the services of any of our executive officers could have a material adverse affect on our business. We do not currently have "key person" life insurance policies on any of our employees. We have employment agreements only with the founders. Competition for senior management is intense, and we may not be successful in attracting and retaining key personnel.

7. The inability to protect our intellectual property rights, and any infringement on the intellectual property rights of others, could adversely affect our business.

Third parties may infringe or misappropriate our patents, trademarks or other intellectual property rights, which could have a material adverse effect on our business, results of operations or financial condition. The actions we take to protect our trademarks and other proprietary rights may not be adequate. In addition, the validity, enforceability and scope of protection of proprietary rights in Internet-related industries is uncertain and still evolving.

Third parties may assert infringement claims against us. Any claims and any resulting litigation, should they occur, could subject us to significant liability for damages. In addition, even if we prevail, litigation could be time-consuming and expensive to defend, and could result in the diversion of our time and attention. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into contractual arrangements with the third parties making these claims, which arrangements may not be available on commercially reasonable terms.

8. Privacy and security concerns may cause customers not to participate in our portal/website which would have a material adverse effect on our business.

An important feature of the services we provide our clients is our ability to develop and maintain a data base and other information about customers participating in our portal.
Privacy and other security concerns may cause customers to resist providing us with business and personal data, which would reduce the value of our services. Moreover, privacy and security concerns may inhibit customer acceptance of the Internet as a means of commerce. If privacy and other security concerns of customers are not adequately addressed, our business would be materially adversely affected.

9.   Our growth will depend on the growth of Internet usage.

We depend on continued growth in the use of the Internet by businesses and customers. If electronic commerce does not grow or grows more slowly than expected, the use of the Internet by businesses may decline or grow more slowly than anticipated. Even if Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it and its performance or reliability may decline.

10.  We may be unable to respond to technological change effectively.

Our industry is characterized by rapid technological change, frequent new service introductions, changing consumer demands and evolving industry standards and practices. Our inability to anticipate and effectively respond to these changes on a timely basis would materially adversely affect our business, results of operations and financial condition. Our future success will depend, in part on our ability to cost-effectively adapt to rapidly changing technologies, to enhance existing services and to develop and introduce a variety of new services to address changing demands of customers and our clients on a timely basis.

11. The failure of our computer or communications systems may adversely affect our business.

Our business depends on the efficient and uninterrupted operation of our computer and communications systems. Any system failure, including network, software or hardware failure, that causes an interruption in our service or decreases the responsiveness of our portal or website could materially adversely affect our business.

12. Laws and regulations pertaining to the Internet may adversely affect our business

There are an increasing number of laws and regulations pertaining to the Internet. These laws and/or regulations may relate to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and the quality of products and services. Moreover, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment, personal privacy and other issues is uncertain and developing. Any new law or regulation pertaining to the Internet, or the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

13.  Voting Control by Management; Potential Anti-Takeover Effect

Management beneficially owns over 50% of the outstanding shares. Accordingly, they may, by themselves, have sufficient shares to be able to approve major corporate transactions including amending the Certificate of Incorporation of the Company, the sale of substantially all of the Company's assets, the election of all of the directors of the Company and to control the Company's change in control of the Company and may adversely affect at the rights of the shareholders of the Company. In addition, the Company is subject to a State of Texas statute regulating business combinations which may also hinder or delay a change or control.

14.   Purchasing Cores May Be Limited.

     The availability of quality cores to be purchased and then refurbished may be limited, and the cost of doing so may not be sufficient to make a profit.

                              THE COMPANY


We believe that throughout the world, businesses are seeking industry focused or specific websites/portals. Customized portals will soon be a consumer expectation of business to business Internet users. In brief: Access to the Internet and the company Intranet will come through web sites, networks, and customized software designed to serve up information relevant to the company and to the industry of which it is a part.

It is our intention therefore to design, host, manage , maintain, and constantly update a vertically integrated portal that will not only provide interplay between the major manufacturers, distributors, and providers of supportive goods and services to the heavy equipment industry, but will also provide our members, licensees, and business partners access to their own company wide intranets, and other destinations on the web.

We do not know of any company or web page on the Internet that offers the scope of what we can create, namely that focuses on a specific, and entire industry. E*machinery can be the pivot and entry point for immediate, coordinated transactions of virtually any kind on a daily basis anywhere in the world for every aspect of the heavy equipment industry.

e*machinery is the fruit of many years of creative energy by founders Arthur A. O'Shea III and Stuart R. Matthews. e*machinery is a system whose components were specifically crafted to benefit both buyers and sellers of heavy machinery, as well as the banks, leasing companies, insurance companies and other industries associated with heavy machinery worldwide.

Arthur A. O'Shea III has built strong working relationships with equipment buyers and financial institutions to assist his family of customers in acquiring the necessary machinery to complete their projects. Working the International markets both as an independent businessman and later as Vice President-Chief Operating Officer and Director of International Sales for Hoss Equipment Company, has given Mr. O'Shea a broad knowledge of the heavy equipment market. Mr. O'Shea is experienced in both sales and management with one of the United States' most profitable Caterpillar dealerships as well as many years in the construction and mining machinery business, developing the rebuilding and marketing of major brands of construction and mining machinery such as Komatsu, Hitachi and VME.

Mr. O'Shea's bilingual talents will give e*machinery a head start in the vast Latin American marketplace based on his strong personal and business relationships with contractors and mining companies, suppliers, end users and government agencies.

Making customer satisfaction the primary focus helped to develop the e*machinery formula which stands to change the way construction and mining machinery is bought and sold in the future. This formula consists of bridging the customer to a multifaceted web based portal specializing in business to business e-commerce in the construction and mining industry, and then offering both buyers and sellers access to pivotal support services.

Companies that sell construction and mining machinery will benefit from the following services:

* Photos and basic descriptions placed in the Internet for viewing by our buying members 24hours a day / 365 days a year.
     An informative web page for their company
     E-mail links to specified personnel within their company e*machinery's advertising ultimately increases traffic to the site which increases a seller's potential exposure.
     Sellers receive the e*machinery Hit List which gives them the contact information of potential buyers looking for specific machines. This service sends information via e-mail on a daily basis in order to assist the seller with a warm lead.

Buyers of construction and mining machinery will benefit from the following services:

     Access to news and information from the e*machinery web site 24 hours a day / 365 days a year to include all major manufactures and dealers worldwide.
     Access to updated machinery listings, including photos
     Buyers can receive listings of specific available machines via e-mail or fax on a daily basis.
     Domestic and foreign financial services.
     Immediate reaction time and trained professionals.

Hard copy advertisers provide exposure to limited number of subscribers, and information is usually a minimum of 3 weeks old before it reaches the prospective buyer.

e*machinery will be updated daily and reach around the globe, 24 hours a day / 365 days a year.

e*machinery will be designed to show all inventory available, updated on a daily basis. Unlimited specifications and photographs will be available at the click of a mouse. Buyers historically must spend hours digging through pages of ads unrelated to their search.

e*machinery will focus the buyers' search to the machines they want to see.

Sharp declines in market trends can happen overnight and hard copy advertisers will usually have to wait a minimum of 3 weeks to react to these sharp declines. Which may lead to money lost.

e*machinery will alert its members immediately to market trends. Today, companies are pouring millions of dollars into web based advertising and promotion. e*machinery will provide a full-stop shopping portal for the construction and mining machinery industry. e*machinery.net, our web site, will foster business to business e-commerce for construction and mining machinery.

e*machinery.net, our portal's web site address, will bridge the gap that has separated construction and mining machinery buyers and sellers for years. By harnessing the power of the World Wide Web, e*machinery will provide its members with the finest customer service and value. Increasing profits through decreased advertising costs for sellers and decreasing acquisition costs through time savings for buyers, e*machinery is the model of the future for construction and mining machinery. It will be the entry point on the web for all those interested in any aspect of the heavy machinery industry.

e*machinery's Relationship with Canterbury Information Technology,
Inc.

In order to design, develop, host, maintain and evolve its Internet based portal, e*machinery has been working with Canterbury Information Technology, Inc., a Nasdaq National Market company (CITI) since July of 1999.

The Canterbury Companies have historically provided a variety of computer and management training programs and technology consulting services which are marketed to Fortune 1000 companies.
CALC/Canterbury Corp. offers computer software training and is a Microsoft Solutions Provider and Certified Technical Education Center. CALC/Canterbury Corp. also offers training for Lotus, Apple, SBT and Corel. USC/Canterbury Corp. is a premier value added reseller of hardware and software and also provides training and network design. MSI/Canterbury Corp. offers sales and management training and consulting to corporations nationwide. ATM/Canterbury Corp., is a software consulting and development company that created MasterTrak, a records management software tracking program; and EasyImage, which allows a document to be automatically scanned, indexed and linked through a network to desktop PCS.

The Internet addresses for the Canterbury Companies are:
  1. Corporate - www.canterburyciti.com.
  2. CALC/Canterbury Corp. - www.calc.com
  3. USC/Canterbury Corp.   www.gettrained.com
  4. ATM/Canterbury Corp. -  www.atmcan.com
  5. MSI/Canterbury Corp. - www.msitrain.com
  6.   Calc Web University - www.learn.calc.com

CALC/Canterbury Corp. is a Microsoft Technical Education Center as well as a Microsoft Authorized Testing Center, as well as an Authorized Education Center for Lotus and others. CALC is also a corporate computer consulting company. CALC Web University, a division of CALC, is now offering its first course online on its own web site for distribution worldwide.

ATM/Canterbury Corp. through its MasterTrak and EasyImage applications can scan and access over PC's anywhere in the world file room documents or physical inventory ranging from parts to huge machines.

Both of these Canterbury Information Technology, Inc. subsidiaries have been working since July with e*machinery and will continue to do so in order to provide state of the art Internet based products and services both for e*machinery's portal, and for any members, licensees or customers of e*machinery.

Because of its strong belief in the e*machinery concept and its trust in the management of e*machinery Canterbury has agreed:

      * to permit its President and Executive Vice President to sit on e*machinery's Board of Directors
      * to accept payment for a substantial part of its technology services in e*machinery's common stock if and when e*machinery is a public company
      * to permit its President and Executive Vice President to work with e*machinery in the areas of finance, accounting and corporate administration.
      * to permit both Canterbury's President and Executive Vice President to be significant stockholders in e*machinery.

Competition

Although the Company believes that no existing Internet portal is currently offering the depth of products and services for any specific industry that e*machinery, inc. expects to offer for the heavy machinery industry, there is potential competition both on and off the Internet at this time.

Potential Competitors would include:

Verticalnet
Netgateway
Yahoo
Ariba
American Online
Stores
Iron Planet
Machinery Trader
Point2
Global Sourcing Network
GUIA
Centrack
imark.com
My Little Salesman
Equipment Central
Tradeyard

U.S. Machinery Corp.

U.S. Machinery Corp. (USMC) is a wholly owned subsidiary of e*machinery, inc. that is focused on the rebuilding and marketing of construction and mining machinery. Utilizing relationships with Caterpillar dealers, USMC can offer like new machinery with a warranty at a fraction of the cost of new. This is a tremendous advantage for contractors and mining companies. They can upgrade their fleets at a lower cost without the risk of buying used machines without a warranty. The following pages give more information regarding rebuilding, refurbishing and U.S. manufactured construction and mining machinery.

Custom Rebuilt Machinery

U.S. Machinery Corp. has chosen to contract with Darr Equipment Company to rebuild the cores or preowned machines purchased by USMC and then USMC would then sell the rebuilt machines at target average sales prices ranging from $500,000 to $700,000 per machine. USMC also intends to purchase and sell machines that do not have to be rebuilt, but merely refurbished. USMC has successfully acquired and sold its first Caterpillar D10R crawler tractor. In addition, USMC has acquired at least four other Caterpillar machines which are presently being rebuilt and refurbished by Darr Equipment Company. Darr Equipment Company is one of the largest Caterpillar dealers and rebuilders in the world. Darr Equipment Company was founded in 1954 and now employs over 1,200 employees in seventeen locations.

Strength of U.S. Machinery Corp.

U.S. Machinery Corporation's Custom Rebuild Program is the answer to having quality machinery with a warranty. Often these machines can be purchased for half the cost of new. We use only genuine Caterpillar parts on our custom rebuild program machines. Once rebuilt, the machines are processed through a state-of-the-art blast and paint facility which provides factory quality painting.

Warranty Options Available
1 year/2000 hour powertrain
2 year/10,000 hour powertrain

Customer Rebuilt/Certified Rebuild

1.The type of machinery we offer in this program will include:
Wheel loaders, dozers, excavators, wheel dozers, scrapers, motorgraders and end dump trucks.

2. The specific models of machinery primarily offered are:

Wheel loaders
992C & D
988F
980F
966F

Dozers   Track Type Tractors
D11N
D10N
D9N
D8N

Pipelayers
594
583
572

Excavators
245B/375L
235D/350L

Wheel Dozers
992/690
B34B
824B

Scapers/Motor Scrapers
657E/651E
637E/631E/633E

F.   Motor Graders
     16G
     14G
     140G

G.   End Dump Trucks
      50  785B
      60  777B&C
      70  773B
      80  769C

Core Criteria (usual case)
  A  Not over 25,000 total frame hours
  B  No pitting or corrosion
  C  Not over 7 years old (Custom Rebuild)
  D  Not over 10 years old (Certified Rebuild)
  E  Preferably U.S. serial numbered units
  F  Within Core pricing sheet
  G       No major plating or breaks in frames (chassis or frame)

  How will e*machinery.net's "Intranationalnet" work?

 All machinery that we listed within the "vortal" will be assigned a stock number through the inventory training system, designed by MasterTrak. This information will be connected to a common database that will be controlled by the technical staff at CALC/Canterbury, a wholly owned subsidiary of Canterbury Information Technology, Inc., a Nasdaq National Market public company in Medford, NJ. CALC/Canterbury's President Glen Hukins will direct all "Vortal" development and work closely with ATM/Canterbury President Alan McGaffin in developing the MasterTrak software to be tailored to e*machinery.net's "Vortal" database that will drive the Intranationalnet on the World Wide Web.

Licensing Agreements:

      e*machinery, inc. has commenced qualifying Construction & Mining Machinery sales companies around the world so that licensing agreements can eventually be put into place. One of the most important goals is to have a world wide sales force that shares each others inventories to immediately satisfy a customer's needs. This multifaceted sales force must qualify through criteria determined by the management of e*machinery, inc. as follows:

    - Be well known in their area of the Industry with excellent customer relations and reputation.
    - Have a substantial inventory of quality Construction and
    - Mining Machinery dedicated to their niche of the Industry.
    - Ability to supply parts & service and product support to their customer base and/or have relationships to subcontract.
    - Provide Guarantees/Warranties specifically tailored to their customers' needs.
    - Sign a quality assurance contract with e*machinery.net to insure our customers that they can purchase Construction &
    - Mining Machinery with confidence.
    - Ability to help qualified customers obtain financing or lease options in their designated areas or territories.
    - Ability to secure Sea, Air or Land transportation that makes sense for their area of territory with respect to the customer's purchases.
    - Ability to perform or contract a qualified technical analysis of Construction & Mining Machinery and stand behind their reports.
    - Ability to perform or contract a qualified appraisal of one or a whole fleet of Construction & Mining Machinery in their niche of the market.
    - Ability to perform or contract qualified residual values based on market value and condition reports of Construction &
    - Mining Machinery, in their niche of the market.
    - Be able to provide text and speak to their area or territories.
    - Help implement the education of our customers with industry related cases given by e*machinery.net over the Internet, through CALC/Canterbury.

    By the end of 2001, it is the Company's goal to have e*machinery.net working on most Continents to include 36 countries and in 16 languages.

Major Manufacturer:

    The "Vortal" will be designed to work with Major Manufacturers throughout the world. One of the main objectives for e*machinery.net is to expose the assets & services of these Major Manufacturer's and their Dealer/Distribution Sources. We must vertically integrate their existing web sites, interactively and three dimensionally so that they will gain greater exposure to prospective buyers by being one of the elite clients of the industry focused "Vortal" e*machinery.net.

Independent Dealers/leasing and rental agencies.

    The major manufacturers of Construction & Mining Machinery have a stranglehold in the market for new sales but there exists a huge multi-billion dollar worldwide market for rebuilt and used Construction & Mining Machinery. Rental companies, used equipment dealers, leasing agencies should be very interested in joining our vortal.

    These companies should benefit greatly by being part of the clientele of e*machinery.net. The international exposure should take these companies to new revenue heights. Also having their inventory on our Intranationalnet will be adding a multifaceted, multilingual sales force to their current sales force. Membership has its privileges and its costs. A small commission is proposed to be deducted from each sale that is executed through the e*machinery.net family. A percentage will stay with e*machinery.net and the rest will go to the licensed sales organization. Through MasterTrak we will know who does what and when, Through MasterTrak, a wholly owned subsidiary of Canterbury Information Technology, Inc., the tracking of that information is virtually limitless and the access of that database should be effortless.

     The e*machinery.net site map will provide quick access to important sites within our industry. The Site Map will include manufacturers, financial institutions, transportation companies and government agencies that are an integral part of the global machinery market. Up to the minute construction and mining news should be available 24 hours a day by clicking the link at the top of the page. This will provide members insight into the industry at the click of a mouse.

     The full version of e*machinery.net will bring up to the minute auction results, bid letting and other information to draw visitors to the site again and again.

     Large photos and descriptions will highlight the machinery information that we make available to our visitors. It is enough information to get them to call and request more, giving a sales staff an opportunity to talk to a warm lead every time.

     The e*machinery.net navigational bar stays at the top of the screen during the entire visit at the site. This makes it easy to jump from one section to another without numerous steps.

EMPLOYEES

     As of December 31, 1999, the Company had 1 employee and 6 consultants. The Company believes that the relationship with its employee and consultants is satisfactory.

PROPERTIES

     The Company leases its sales/corporate office consisting of 5,000 square feet located at 222 West Las Colinas Boulevard,
Irving, Texas for approximately $10,000 per month.

    The Company leases an additional 1,000 square feet at 1400
Medford Plaza, Medford, New Jersey for aggregate annual rental payments of approximately $10,000. This facility is used for investor relations and finance.


                           USE OF PROCEEDS

     All net proceeds from the sale of Common Stock under this Prospectus will go to the shareholders who offer and sell their shares. Accordingly, the Company will not receive any proceeds from such sales.

                         SELLING SHAREHOLDERS

     2,430,000 of the shares covered by this Prospectus were acquired from the Company under a Private Placement in April of 2000 for an aggregate purchase price of $972,000 at $.40 per share. The offer and sale by the Company of this common stock to the selling shareholders were made under an exemption from the registration requirements of the Security Act provided in Section 4(2).

     The Company agreed to register the Common Stock that was issued to the selling shareholders. Our registration of the Common Stock does not necessarily mean that the selling shareholders will sell all or any of their shares. None of the selling shareholders has had a material relationship with the Company within the past three years except as a result of the ownership of the shares or other securities of the Company.

     The following table shows:
            (i)  the name of the selling shareholders;
            (ii)  the number of shares of Common Stock
beneficially owned by the selling shareholders;
            (iii) the aggregate number of shares of Common Stock to be sold by each shareholder from time to time under this Prospectus; and
            (iv) the number of shares beneficially owned after the sale of all of the shares offered under this Prospectus.


    This information is based upon information provided by the selling shareholders. The shares are being registered to permit public secondary trading of the shares, and the selling shareholders may offer the shares for resale from time to time.



 Name of               Shares        Shares to be    Shares Beneficially
 Selling            Beneficially      Sold in the      Owned After the
 Shareholder       Owned Prior to     Offering             Offering
                      Offering
 _________________________________________________________________________

 Almond Resources      450,000          450,000                0
 Fidra Holdings        450,000          450,000                0
 Vivie Matteos         180,000          180,000                0
 Chivas Holdings       450,000          450,000                0
 FMS Distributors      450,000          450,000                0
 Raffles Toho          450,000          450,000                0


     As of the date of this Prospectus, we have issued 13,695,652 shares of our common stock and no shares of our preferred stock.

                         PLAN OF DISTRIBUTION

     The selling shareholders may offer their shares of Common
Stock at various times in one or more of the following transactions:

      - ordinary brokers transactions, which may include long or short sales;
      - transactions involving cross or block trades on the NASD OTC Bulletin Board;
      - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own account pursuant to this Prospectus;
      - through market makers or in ways not involving market makers or established trading markets;
      - through transactions in options, swaps or other derivatives;
      - through hedging or option transactions or with broker-dealers; or
      -    in a combination of any of the above transactions.

     The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers may receive discounts or commissions from the selling shareholders, or they may receive commissions from purchasers of shares for whom they acted as agents. Usual and customary brokerage fees may be paid by the selling shareholders. The Company does not have knowledge of any existing arrangements between any selling shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of Common Stock. The selling shareholders do not have to sell any or all of their shares.

                            LEGAL MATTERS

     Our legal counsel, Levy & Levy, P.A., has rendered an opinion to the effect that the Common Stock offered for resale pursuant to this Prospectus is duly and validly issued, fully paid and non-assessable. William N. Levy, Esq., a partner in this firm, is a non-affiliate stockholder of e*machinery.net, inc. and a non-affiliate stockholder and option holder of Canterbury Information Technology, Inc.

                               EXPERTS

    The consolidated financial statements of e*machinery.net, inc. incorporated by reference in e*machinery.net, inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 1999, have been audited by Baratz & Associates, P.A., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                    DESCRIPTION OF SECURITIES
                           Common Stock

    Holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Shares of Common Stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional shares in the event of a subsequent offering. All outstanding shares of Common Stock are, and the shares offered hereby will be when issued, fully paid and non-assessable.

                      Non-Cumulative Voting

    The Common Stock does not have cumulative voting rights which means that the holders of more than fifty percent of the Common Stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.

                            Dividends

    There are no limitations or restrictions upon the right of the Board of Directors to declare dividends out of any funds legally available therefor. It is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors may follow a policy of retaining earnings to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial condition at the time.

                     Reports to Shareholders

    We will issue annual reports to our shareholders examined by independent auditors as soon as practicable at the end of each fiscal year. The Company will also issue quarterly reports to our shareholders.

                  Transfer Company and Registrar

    The Transfer Agent and Registrar for the Common Stock of the
Company is American Registrar & Transfer Co., 343 East 900 South,
Salt Lake City, Utah 84111.


                           INDEMNIFICATION

 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such directors, officers or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

====================================     =====================================
====================================     =====================================

No one (including any salesman
or broker) is authorized to
provide oral or written
information about this
offering that is not included
in this Prospectus.
                                                   2,430,000 Shares

                                                    of Common Stock

                                                   ($.001 Par Value)

         TABLE OF CONTENTS
                                 Page
Where You Can Find More
Information  . . . . . . . . . . . .2
Risk Factors . . . . . . . . . . . .4
The Company  . . . . . . . . . . . .6
Use of Proceeds. . . . . . . . . . .9
Selling Shareholders . . . . . . . .9
Plan of Distribution . . . . . . . 11
Legal Matters. . . . . . . . . . . 11
Description of Securities. . . . . 12
Experts. . . . . . . . . . . . . . 12
Indemnification. . . . . . . . . . 12

                                                 e*machinery.net, inc.
Until October     , 2000 all
dealers effecting transactions
in these registered
securities, whether or not
participating in this
distribution, may be required
to deliver a Prospectus.  This
is in addition to the
obligation of dealers to
deliver a Prospectus when
acting as Underwriters.


                                                  ===================
                                                  P R O S P E C T U S
                                                  ===================

                                                   August    , 2000




===================================     =====================================
===================================     =====================================

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Securities and Exchange Commission Registration Fee     $  1,123
Legal Fees and Expenses                                 $ 15,000*
Accounting Fees and Expenses                            $  1,000*
Miscellaneous                                           $  7,877
                                                        --------
         Total Expenses                                 $ 25,000
                                                        ========
____________________
* Estimated.

      The Company is to pay all reasonable legal and accounting fees and filing and registration fees applicable to this Registration Statement. The selling shareholder is to pay all commissions, transfer taxes and those fees and expenses of counsel as retained by the selling shareholder.

Item 15.  Indemnification of Directors and Officers.

      The Company is a Delaware corporation.

      Article XV of the Company's By-Laws contains the following provisions with respect to indemnification of Directors and Officers:

      "The corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative to investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Except as provided herein below, any such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made : (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, or proceedings, or (b) by the shareholders."

      Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceedings may be paid by the corporation in advance of the final disposition of such action or proceedings, if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

      To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.

           Additionally, the Delaware Statutes contain provisions entitling directors, officers and employees of the Company to indemnification for their expenses (including reasonable costs, disbursement and counsel fees) and liabilities (including amounts paid or received in satisfaction of settlements, judgments, fines and penalties), as the result of an action or proceeding in which they may be involved by reason of being or have been a director, officer or employee of a corporation provided said officer, directors or employees acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 16.   Exhibits.

3.1   Amended and Restated Certificate of Incorporation of the
Registrant *
3 .2  Bylaws of the Registrant **
5     Opinion of Levy & Levy, P.A.
10.6  Subscription Agreement dated March 24, 2000 between Almond
Resources and the Registrant for Private Placement
10.7  Subscription Agreement dated March 24, 2000 between Fidra
Holdings and the Registrant for Private Placement
10.8 Subscription Agreement dated March 24, 2000 between Vivie Matteos and the Registrant for Private Placement
10.9  Subscription Agreement dated March 24, 2000 between Chivas
Holdings and the Registrant for Private Placement
10.10 Subscription Agreement dated March 24, 2000 between FMS
      Distributors and the Registrant for Private Placement
10.11 Subscription Agreement dated March 24, 2000 between
      Raffles Toho and the Registrant for Private Placement
23.1  Consent of Levy & Levy, P.A. (included in the opinion under
      Exhibit 5)
23.2  Consent of Baratz & Associates, P.A.

* Incorporated by reference from Exhibit 3(e) in the Annual Report and Definitive Proxy Materials for the 1999 Annual Shareholders
Meeting for fiscal year ended December 31, 1999 filed with the SEC on March 17, 2000.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, to the extent that the information required to be included in the post-effective amendment is not contained in periodic reports filed by the Company with or furnished to the SEC pursuant to Section 13 or Section 15(d)of the Securities Exchange Act of 1934 and incorporated by reference herein;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, to the extent that the information required to be included in the post-effective amendment is not contained in periodic reports filed by the Company with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference herein; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of New Jersey on this 18th day of August, 2000.


                               E*MACHINERY.NET, INC.

Dated: August 18, 2000                  By  /s/ Arthur A. O'Shea, III
                                                --------------------
                                                  Arthur A. O'Shea,
                                                  III, President,
                                                  Chief Executive
                                                  Officer and
                                                  Director

Dated: August 18, 2000                  By  /s/ Stuart R. Matthews
                                                ---------------------
                                                  Stuart R. Matthews, Director
                                                  Vice President and  Treasurer

Dated: August 18, 2000                  By /s/ Stanton M. Pikus
                                               -----------------------
                                                  Stanton M. Pikus, Director

Dated: August 18, 2000                  By /s/ Kevin J. McAndrew
                                               -----------------------
                                                  Kevin J. McAndrew,
                                                  Chief Financial Officer,
                                                  Secretary, and Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By /s/Arthur A. O'Shea, III  President, Chief Executive  Dated: August 18, 2000
      Arthur A. O'Shea, III  Officer and Director


By /s/Stuart R. Matthews     Director Vice President     Dated: August 18, 2000
     Stuart R. Matthews      and Treasurer


By /s/Stanton M. Pikus       Director                    Dated: August 18, 2000
     Stanton M. Pikus

By /s/Kevin J. McAndrew      Chief Financial Officer,
     Kevin J. McAndrew       Secretary, and Director     Dated: August 18, 2000